Exhibit 99.2

Q4 2003 Conference Call Script

Safe Harbor Provision

Portions of this script contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. Prospective investors should not place undue reliance on such forward-looking statements. SpectraLink cautions you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the inability to close several large orders in the sales pipeline; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; changes in rules and regulations of the FCC; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. For additional information concerning factors that could cause actual results to differ materially from the results indicated by the forward-looking statements and other statements in this script, we refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, including the section titled Forward-Looking Statement Factors in our Annual Report on Form 10-K for the year ended December 31, 2002 and the section titled Forward-Looking Statement Factors in our Form 10-Q for the quarterly period ended September 30, 2003. These filings are available on the Investors section of SpectraLink’s website located at www.spectralink.com. SpectraLink expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof.

Nancy Hamilton

Thank you operator. With me today is John Elms, SpectraLink’s president and Chief Executive Officer.

Thank you for joining SpectraLink’s conference call for the fourth quarter of 2003. I would also like to welcome our Internet listeners as we broadcast this call live across the Internet.

This discussion will contain projections and other forward-looking statements. Forward-looking statements speak only as of the date of the statements and are subject to risks and uncertainties, so actual results could differ from present expectations. Therefore, I refer you to information contained in our 2002 10-K filed with the Securities and Exchange Commission on March 28, 2003, and in our Form 10-Q for the quarterly period ended September 30, 2003, filed with the Securities and Exchange Commission on November 13, 2003, for a description of risks and uncertainties that could cause actual results to differ materially from those in any forward-looking statement. These filings are available on the Investors section of our website. You will also see a description of some of these risks and uncertainties in today’s press release. SpectraLink undertakes no obligation to update or revise any forward-looking statements discussed today in order to reflect events or circumstances that may arise after the date of this conference call.

SpectraLink delivered excellent results for the fourth quarter of 2003 with earnings growing by 51% over the same period a year ago, amounting to $2.5 million, or $0.13 earnings per diluted share. These strong financials also resulted in sequential growth in earnings of 12% over last quarter. This growth was generated from record high revenue of $19.9 million for the quarter, which is a 21% increase over the fourth quarter of 2002 and more than 8% sequential growth over the third quarter of 2003. For the same period a year ago, net income was $1.7 million, or $0.09 earnings per diluted share on revenue of $16.5 million.

Earnings per diluted share for fiscal year 2003 were $0.42 on net income of $8.2 million and revenue of $71.4 million. This compares very favorably to fiscal year 2002 that delivered earnings per diluted share of $0.28 on net income of $5.4 million and revenue of $60.9 million, representing 51% growth in annual earnings, year-over-year, and over 17% in annual revenue growth year-over-year.

In our target areas, Retail Stores delivered very strong numbers this quarter, generating $4.6 million in revenue, which accounted for 29% of product revenue. For fiscal year 2003, Retail sales were more in line with our expectations accounting for 23% of product sales. The General market remains our primary sector with $11.2 million in sales, accounting for 71% of total product sales in the fourth quarter. For the year, the General market accounted for 77% of product sales. We define the General market as the industrial, government, corporate and healthcare sectors. The Service sector of our business continues to be a consistent revenue producer, contributing 21% of total revenue in the fourth quarter and for the year.

This quarter, sales of our NetLink Wireless Telephones approached levels of our Link Wireless Telephone Systems. NetLink sales grew to 42% of total product sales while Link made up the remaining 58% of total product sales. This is a noticeable shift in sales from our proprietary voice-only Link systems to our NetLink products in large part due to the continuing drop in the cost of 802.11 infrastructure and the new lower price points of SpectraLink’s 802.11 compatible NetLink Wireless Telephones. We expect this trend to continue to where NetLink will be the clear product of choice with our customers. The overall gross margin for the quarter was 66%, nearing our expected range of 60-65%. The slight decline in gross margin this quarter from last quarter resulted from a change in product mix and the strong growth in our Retail Stores market. Throughout 2003, gross margins remained in the high-60% range and were 67% for the year.

SpectraLink’s distribution channels accounted for 72% of product sales while our direct sales team accounted for 28% of product sales this quarter. For the year, indirect sales represented 70% of product sales.

Total operating expenses were 46% of quarterly revenue. R&D made up $1.8 million of these expenses, accounting for 9% of quarterly revenue. This is slightly lower than our expected range of 10 to 12% and resulted from the year-end increase in revenue.

Our quarterly pre-tax margin of 20% was in line with the last couple of quarters but noticeably better than the 17% pre-tax margin from the fourth quarter of 2002. For fiscal 2003, the pre-tax margin of 18% represents an increase in pre-tax income of almost 50% over 2002.

SpectraLink recognized a larger tax credit in 2003 due to the increased R&D spending throughout the year. This credit resulted in a decrease in the effective tax rate for fiscal 2003 to 37.5% compared to 38% in 2002.

Cash and cash equivalents on our balance sheet grew this quarter by more than $1.8 million, to almost $52 million. This is especially noteworthy when you consider we paid our first cash dividend to shareholders this quarter equal to $1.9 million. Continuing our string of successive profitable quarters, we generated $3.4 million in cash from operations in the fourth quarter primarily because of positive net income. This represents our 20th consecutive quarter of positive cash flow from operations. Days-sales-outstanding stayed low again this quarter, remaining at 51 days.

Now I’d like to turn the call over to our president and CEO, John Elms.

John Elms

Thank you, Nancy.

I am extremely pleased that SpectraLink closed 2003 on such a positive note, achieving record revenues for both the quarter and the year. As expected, the fourth quarter delivered the strongest financial results of the year, generating almost $20 million in revenue. In addition, these record-setting revenues helped deliver record earnings for the full year. I think it’s particularly noteworthy that these outstanding results were attained during a year of significant change for SpectraLink that included new products, new systems and a change in executive leadership.

NetLink Wireless Telephones continue to drive sales growth at SpectraLink. As Nancy said, NetLink sales grew to 42% of total product sales, accounting for $6.6 million this quarter. This represents a significant increase in NetLink sales that were just $2.7 million in the fourth quarter a year ago. The increasing acceptance of 802.11 in the marketplace and the lower average selling prices of our NetLink products are two key reasons for this shift. We believe our new NetLink offerings, including the i640 and e340 handsets, will make up the majority of product sales by mid-2004, and will be the predominant driver of future sales growth at SpectraLink.

This quarter, as planned, we shipped evaluation units of our new wireless deskset phones to some of our valued channel partners. Our deskset phone is a component of our wireless office solution targeted at the general office and small-to-medium enterprise markets where many of the workers remain at or near their desks for the majority of the day. It will help organizations move to a totally wireless office, free of dedicated telephone and computer lines and without the ongoing operating costs for moves, adds and changes. We expect sales of our deskset products to be dominated by the docking station model, and to gain traction in the second half of 2004.

Healthcare was our leading sector this quarter generating 32% of total product sales. Retail Stores sales delivered a robust 29% of product sales with the help of two large orders totaling almost $2 million. This is the first time in several quarters that we have closed a deal exceeding $1 million, giving us guarded optimism that other sizable deals that have been in our pipeline for some time may be finalized. The closure of these deals is just one of the signs we are beginning to see that suggests the economy is beginning a recovery and capital spending is picking up.

SpectraLink’s ongoing success is dependent upon our ability to build solid partnerships and relationships. To that end, we recently created an OEM Program Management Office within our sales organization. SpectraLink’s industry leading distribution network will be enhanced by this new organization as it helps to take these relationships to the next level. An example of our focus on these relationships is our newly created partnership with NEC. During the quarter, we finalized an OEM agreement with NEC to distribute SpectraLink products under the NEC brand, and we are working to complete the interface with NEC’s Protims IP protocol. This protocol allows SpectraLink NetLink Wireless Telephones to work seamlessly with an NEC IP infrastructure, and will give NEC a wireless voice solution to include in their future bid proposals to potential customers.

In addition, our recent agreements with Inter-Tel to private label our products and SBC to co-brand our handsets will further expand the reach of SpectraLink wireless telephones. These two partners have been leaders in distributing SpectraLink products for several years and will now distribute our products under their names. We have begun initial product shipments to NEC and Inter-Tel, with SBC co-branded shipments available in the first quarter of 2004. We expect these relationships to gain traction and accelerate revenue growth as 2004 unfolds.

SpectraLink continues its leadership role in IEEE 802.11 and Wi-Fi Alliance task groups working to establish standards for security and Quality of Service on converged voice and data networks. Our latest update from the IEEE is that the security standard, 802.11i, will be ratified in mid-2004, with ratification of the QoS standard, 802.11e, later in the year. We continue to actively participate in the process to ensure that wireless voice remains a key consideration in the development of future standards.

While the work on ratifying these standards continues, the majority of access point vendors remain committed to SpectraLink Voice Priority, or SVP, the de facto standard that provides a robust QoS mechanism for NetLink Wireless Telephones. Even when the IEEE ratifies the Quality of Service standard later this year, providing a base level of QoS, we believe SVP will continue to be of value by offering the highest level of voice quality on a converged network.

Once again, SpectraLink was recognized by a national publication for its strong financial performance. Forbes Magazine ranked SpectraLink in its list of the top 200 “up and coming” small companies that managed to grow and prosper in tough economic times. Rankings were based equally on growth in sales, earnings and ROE for the past five years and the latest 12 months.

As all of our shareholders know, SpectraLink began paying a quarterly cash dividend on December 23, 2003, amounting to $0.10 per share of common stock. This new dividend policy provides an additional option for delivering a return to our shareholders. SpectraLink’s Board of Directors will continually evaluate various factors including operating results, anticipated financial needs and plans for expansion to determine how best to benefit the stockholder on an ongoing basis, whether it be continued cash dividends, stock repurchases or other strategic programs.

As I look back at 2003, several highlights come to mind. First, we introduced a much-enhanced family of 802.11 compatible handsets with our new NetLink Wireless Telephone offerings. Product features were added and prices were reduced. We introduced a totally redesigned handset and a wireless deskset that should open the small-to-medium enterprise and large enterprise markets to the benefits of SpectraLink wireless communications. Second, we successfully implemented Phase 1 of a new ERP system that includes customer service and financial packages. Third, we completed an executive leadership transition that included naming Bruce Holland as Chairman of the Board, myself as the CEO and President, and John Kelley as the new member of the executive team, coming on as the VP of Operations. Lastly, our financial accomplishments were noteworthy. We achieved record revenue levels in both the second and fourth quarters of 2003. Growth in earnings over 2002 was significant and resulted in record earnings for fiscal 2003.

I would now like to provide some general guidance for the upcoming year. Historically, revenue and earnings for the first quarter of each year have been sequentially down from the fourth quarter. As we look to 2004, we expect this trend to continue in line with our normal seasonal patterns. The lower prices of SpectraLink’s new products introduced in April 2003 will test, and we believe validate, our theory of price elasticity in the market. With this in mind, we believe revenue growth for 2004 will accelerate and surpass our 2003 growth rate with total revenues in the mid- to high- $80 million range. Service revenue as a percentage of total company revenue will begin to decline over time as we accelerate product sales and shift more through our OEM partners. Gross margins should be in the 60-65% range and will be driven by the mix of product sales, new OEM relationships and end-user customers. The e340 handset carries a lower gross margin than the high-end i640 handset, so as e340 sales expand into the enterprise market, overall gross margins are expected to move into the lower end of our range.

To remain the leader in our industry, we must maintain our commitment to Research and Development. Investment in R&D is targeted for 10 to 12% of revenue for the foreseeable future. Sales and Marketing expense has trended down this year from a high of 35% of revenue at the beginning of the year to 31% in Q4. Going forward, we believe Sales and Marketing will continue to decline as a percentage of revenue as our channel strategy matures and we shift our sales effort to demand generation and partner support from direct fulfillment. Overall operating margins have been 20% for the last three quarters. We would expect a slight improvement as 2004 unfolds.

In conclusion, I am very excited about achieving record level performance both in revenue and earnings in 2003. We have finished the year with new products in place that will open new market opportunities for us. 2004 will be the year for SpectraLink to take the next step in market penetration through expanded relationships and new product availability. We are well positioned to capitalize on the growing interest in wireless for the workplace as well as demand for voice over IP. SpectraLink is in the enviable position of offering a technology that fits right at the intersection of these two new state-of-the-art solutions to enterprise communications and continues to grow and lead the market in wireless voice solutions for the workplace.

Thank you for joining us today. I’m going to turn the call back over to the operator for questions now.

Nancy Hamilton — At the end of Q&A

I want to thank everyone for participating today and remind you that this call will be available for replay through a dial-in number for 7 days and on our website for an extended period.

Goodbye.